UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 19, 2007
Max & Erma’s Restaurants, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	0-11514	31-1041397
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of		Identification Number)
incorporation or
organization)
4849 Evanswood Drive
Columbus, OH 43229
(614) 431-5800
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
          On September 19, 2007, Max & Erma’s Restaurants, Inc. (the “Company”) issued a press release entitled, “Max & Erma’s Restaurants, Inc. Reports Third Quarter Results,” regarding its financial results for the third quarter of fiscal 2007. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated into this Item 2.02 by reference.
          The information in this Item 2.02 of this Form 8-K, including Exhibit 99.1 hereto, shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
          The information contained or incorporated by reference in this Form 8-K contains forward-looking statements, including certain statements regarding intent, beliefs, expectations, projections, forecasts and plans, which are subject to numerous assumptions, risks, and uncertainties. A number of factors, including but not limited to those set forth under the heading “Item 1A. Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended October 29, 2006, and other factors described from time to time in the Company’s other filings with the Securities and Exchange Commission, could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. All forward-looking statements included in this Form 8-K are based on information available at the time of the report. The Company assumes no obligation to update any forward-looking statement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On September 19, 2007, Todd B. Barnum resigned as the Company’s Chief Executive Officer. In connection with his resignation, Mr. Barnum entered into a retirement agreement, dated September 19, 2007 (the “Retirement Agreement”). The terms and conditions of the Retirement Agreement include, but are not limited to, the following:
•	Mr. Barnum will continue as a director and non-executive Chairman of the Board of the Company and is entitled to normal board fees and privileges available to other non-executive board members.

•	Mr. Barnum is entitled to his full base salary through September 19, 2007 (the “Retirement Date”), less applicable deductions and withholdings, and is entitled to participate in all of the Company benefit plans through the Retirement Date.

•	Mr. Barnum will receive a monthly payment of $12,500 through September 19, 2009, for a total of $300,000, in exchange for his obligations under the Retirement Agreement, including his future service as a consultant for the Company for no more than 10 hours per month for the first year following the Retirement Date and no more than 5 hours per month for the second year following the Retirement Date.

•	Mr. Barnum will not receive any payments under the 2007 Executive Cash Bonus Program.

•	Mr. Barnum’s retirement constitutes a “retirement with the consent of the Company” within the meaning of the stock option plans and award agreements that govern Mr. Barnum’s ownership of unexercised stock options to purchase the Company’s common stock. Mr. Barnum has until 30 days following the Retirement Date to exercise his stock options.

•	For two years following the Retirement Date, the Company will pay to Mr. Barnum the monthly premium cost for maintaining healthcare coverage for Mr. Barnum and his dependents. Following this two-year period, Mr. Barnum may participate in the Company group health insurance plan on the same terms available to other former Company employees generally.

•	Mr. Barnum is entitled to receive all retirement benefits and deferred compensation accrued for his benefit under the Company’s 401(k) Savings Plan and Trust, Supplemental Deferred Compensation Plan, a Split-Dollar Life Insurance Agreement between the Company and Mr. Barnum, and any other applicable retirement or similar plan.

•	Mr. Barnum and the Company waive all known and unknown claims, except potential claims listed in the Retirement Agreement, and agree that the Severance Agreement in Event of Change in Control between Mr. Barnum and the Company, dated January 10, 2000, has terminated on the Retirement Date in accordance with its terms.

•	For two years following the Retirement Date and for as long as Mr. Barnum is a director of the Company, Mr. Barnum will not participate in any business in the United States that is competitive with the business of the Company, encourage any employee of the Company to leave his or her employment, or interfere with any business relationship of the Company.
          A copy of Mr. Barnum’s Retirement Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The description of the Retirement Agreement contained herein is qualified in its entirety by the full text of the exhibit.

          On September 19, 2007, the Company appointed Robert A. Lindeman, age 38, as the Company’s new President and Chief Executive Officer. Prior to his appointment as Chief Executive Officer, Mr. Lindeman served as the Company’s President from September 2005 to September 2007. Prior to becoming the Company’s President, he served as Executive Vice President from July 2005 to September 2005, and Chief Development Officer from October 2003 to September 2005. Prior to becoming the Company’s Chief Development Officer, Mr. Lindeman served as Vice President of Franchising from October 2000 to October 2003 and as Director of Franchising from 1998 to October 2000. Prior to that, Mr. Lindeman served successively as assistant manager, general manager, and regional manager of the Company.
          A copy of the press release announcing Mr. Lindeman’s appointment and Mr. Barnum’s retirement, dated September 19, 2007, is attached as Exhibit 99.1, and is incorporated herein by reference.
          On September 19, 2007, the Company entered into employment agreements (the “Employment Agreements”) with Mr. Lindeman and William C. Niegsch, Jr., the Company’s current Executive Vice President, Chief Financial Officer, Treasurer and Secretary (each, an “Executive”). The terms and conditions of the Employment Agreements include, but are not limited to, the following:
•	The Employment Agreements have an initial term of three years with an initial renewal term of two years and an additional renewal term of five years unless either party provides written notice to the other party 60 days prior to the end of the initial term or initial renewal term, as the case may be.

•	Mr. Lindeman will receive an annual base salary of $300,000, and Mr. Niegsch will receive an annual base salary of $230,000 (referred to for each individual as the “Base Salary”), which will be reviewed and may be increased subject to the approval of the Compensation Committee of the Board of Directors of the Company.

•	The Executive is eligible for a cash bonus under a bonus plan which is determined annually by the Compensation Committee. The Executive’s proposed bonus under such bonus plan will be based on the Company achieving certain levels of annual budgeted pre-tax profit, plus other operations performance targets, payable quarterly based on estimates and adjusted for the annual amount at the fiscal year-end, unless otherwise adjusted by the Compensation Committee for all senior executives.

•	The Executive is entitled to an automobile allowance in accordance with the Company’s automobile allowance or reimbursement policy as approved from time to time by the Board of Directors and payable in accordance with the Company’s policy.

•	In the event of termination due to death of the Executive, the Company will pay the Executive’s estate the earned but unpaid portion of his Base Salary through the termination date, any unpaid bonus prorated to the termination date, and any unpaid reimbursements.

•	In the event of termination due to the Executive’s Disability (as defined in the Employment Agreement), the Company will pay the Executive the earned but unpaid portion of his Base Salary through the termination date, any unpaid bonus prorated to the last date of actual employment, any unpaid reimbursements, and, if the Executive is not covered by any other comprehensive insurance, an amount equivalent to the Executive’s COBRA payments up to 18 months following the termination date or the maximum term allowable by then applicable law.

•	In the event of termination due to Cause (as defined in the Employment Agreement), the Company will pay the Executive the earned but unpaid portion of his Base Salary and benefits through the termination date.

•	In the event of termination without Cause by delivery to the Executive with 30 days’ prior written notice, the Company will pay the Executive (i) his Base Salary through the termination date, (ii) COBRA payments for the earlier of the maximum term allowable by then applicable law or the date the Executive becomes covered under a different health plan, (iii) an amount equal to his monthly Base Salary, on a monthly basis, for the remaining term of the Employment Agreement, or six months, whichever is shorter; and (iv) if there are more than six months remaining on the term of the Employment Agreement and the Executive is unable to secure employment during the six months following termination, the Company will continue to pay Base Salary, on a monthly basis, for an additional six months or until the Executive secures comparable employment, whichever is shorter; provided, however, the Executive has a duty to mitigate and seek other employment.

•	In the event of termination by the Executive, the Company will pay the unpaid portion of his Base Salary through the termination date and any unpaid reimbursements.

•	The Executive is subject to a non-competition clause during the term of his Employment Agreement.

•	The Employment Agreement replaces the Severance Agreement in Event of Change in Control between Mr. Lindeman and the Company, dated May 29, 2006, and between Mr. Niegsch and the Company, dated January 10, 2000 (collectively, the “Severance Agreements”) and the Executive and the Company have no further obligations to each other under the Severance Agreements.
          Mr. Lindeman’s Employment Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. Mr. Niegsch’s Employment Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference. The description of the Employment Agreements contained herein is qualified in its entirety by the full text of the exhibits.

Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit No.	Description

10.1	Retirement Agreement, dated September 19, 2007, between the Company and Mr. Barnum.

10.2	Employment Agreement, dated September 19, 2007, between the Company and Mr. Lindeman.

10.3	Employment Agreement, dated September 19, 2007, between the Company and Mr. Niegsch.

99.1	Press Release, dated September 19, 2007, entitled “Max & Erma’s Restaurants, Inc. Reports Third Quarter Results”
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Max & Erma’s Restaurants, Inc.
Date: September 25, 2007	By:	/s/ William C. Niegsch, Jr.
William C. Niegsch, Jr., Executive
Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Retirement Agreement, dated September 19, 2007, between the Company and Mr. Barnum.

10.2	Employment Agreement, dated September 19, 2007, between the Company and Mr. Lindeman.

10.3	Employment Agreement, dated September 19, 2007, between the Company and Mr. Niegsch.

99.1	Press Release, dated September 19, 2007, entitled “Max & Erma’s Restaurants, Inc. Reports Third Quarter Results”